Exhibit 99.1

Quotient Technology Inc. Reports First Quarter 2019 Financial Results

Financial results beat top end of guidance

Media grew 50% over Q1 2018 fueled by Retail Performance Media (RPM) and social influencer marketing

Existing customers continue to spend more; 120% annual dollar-based net retention rate

Launched Quotient Audience Cloud with over 2000 consumer segments reaching ~100% of U.S. households

Generated $9.7 million in cash from operations

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--May 7, 2019--Quotient Technology Inc. (NYSE: QUOT), the leading CPG marketing technology company offering data-driven digital promotions and media, today reported financial results for the first quarter ended March 31, 2019.

“We had a great start to the year. We delivered financial results above our guidance range, fueled by RPM and social influencer marketing. This quarter we also added new retailers on RPM, and sponsored search capabilities for brands and retailers to drive sales through retailers’ ecommerce platform,” said Mir Aamir, President and CEO of Quotient. “We operate in a massive market, where CPGs spend about $225 billion dollars in promotions and marketing. We believe we have a broad and powerful technology platform that spans across digital promotions and media – fully integrated to allow for personalized marketing to consumers at scale, with measurement. This gives us a solid foundation and a sustainable competitive advantage to drive revenue for years to come.”

First Quarter 2019 Financial Results

  Total revenue was $98.1 million in Q1 2019, an increase of 13% over Q1 2018 and exceeded the high end of guidance.
  Revenues from promotions and media were $63.6 million and $34.5 million, respectively, compared to Q1 2018 revenues of $63.8 million and $23.0 million, respectively.
  Retailer iQ and Media revenue combined grew over 16% in Q1 2019 over Q1 2018 and represented approximately 75% of our total revenue.
  GAAP net loss for Q1 2019 was $13.2 million, compared to net loss of $11.4 million in Q1 2018.
  Adjusted EBITDA was $8.4 million in Q1 2019, compared to $11.9 million in Q1 2018 and exceeded the high end of guidance.
  $9.7 million in cash from operations was generated in Q1 2019.

Adjusted EBITDA, a non-GAAP measure, is reconciled to the corresponding GAAP measure at the end of this release.

Business Highlights

Growth from recurring customer base

  We are focused on capturing more dollars from our existing customers with the largest portion of our recurring customer base representing 86% of our total revenues in 2018.
  Dollar-based net retention rates on an annual basis over the last 3 years demonstrate that our customers spend more with us year after year. Our existing customer base from 2015 delivered strong year over year revenue growth in 2018 with an average dollar-based net retention rate exceeding 120%.

Consumers shifting to digital, brands and retailers are responding

  Retailers and brands are investing heavily in digital and personalization platforms, with online grocery sales expected to grow 18.2% in 2019, with consistent growth expectations through 2023.(1)
  There’s strength in shopper loyalty. In a recent survey, 85% of internet users would prefer to buy their groceries digitally from their current grocer as opposed to another omnichannel grocer or online only retailer.(1)

Expanded solutions for CPG and retail marketers

  Added sponsored search and product ad placements at Albertsons Co.’s ecommerce platform so that CPG brands can make sure their products show up high on the digital shelf when people are searching Albertsons Co.’s store sites. Quotient added this capability with its recent acquisition of U.K.-based Elevaate. CPGs spend approximately $2.8 billion in digital search, according to eMarketer. (2)
  Launched Quotient Audience Cloud, with over 2000 consumer segments available to brand marketers to target digital ads to specific consumers.

Retail Performance Media drives sales for brands and retailers

  Retail Performance Media powers the media platforms of five key retailers which together represent approximately $150 billion in U.S. sales.
  Launched Giant Eagle Advantage Media, a new digital media platform that allows CPG brands to better reach Giant Eagle shoppers with more precise digital ads and promotions. The platform provides CPGs many digital media solutions that can drive in-store and online sales, support new product launches and build brand loyalty.
  Albertsons Performance Media (APM), one year after launch has delivered as high as two times more return on ad spend to major CPGs compared to industry benchmarks set by Nielsen.
  Quotient’s social media influencer marketing solution, acquired through the Ahalogy acquisition last year, has enhanced retailers’ media capabilities and efforts to secure additional CPG dollars. For example, campaigns delivered on APM recently include:

    21 influencer campaigns with 13 brands and four national campaigns producing over 200 million targeted, verified impressions;
    Activated targeted social campaigns across Facebook, Instagram, Snapchat and Pinterest, and
    General Mills turned to Ahalogy and APM when its Oui™ By Yoplait® brand introduced a new product into their line of indulgent French-style yogurts—Oui™ Petites packaged in petite glass pots.

Repurchased Shares In Stock Buyback Program and Authorized New Program

As of today, we repurchased approximately $41.3 million of our common stock under our buyback program which commenced on May 5, 2018.

In the first quarter of 2019, we repurchased approximately 2.5 million shares of our common stock for approximately $25.2 million. This buyback program expired on May 4, 2019.

The Company's Board of Directors has authorized a more aggressive stock buyback program of up to $60.0 million of the Company's common stock, effective May 10, 2019, through a new 10B5-1 plan that expires on May 8, 2020.

Business Outlook

As of today, Quotient is providing the following business outlook.

For the second quarter 2019, total revenue is expected to be in the range of $102.0 million to $106.0 million. Adjusted EBITDA for the second quarter 2019 is expected to be in the range of $11.0 million to $14.0 million.

For the full year 2019, total revenue is expected to be in the range of $460.0 million to $470.0 million. Adjusted EBITDA for the full year 2019 is expected to be in the range of $66.0 million to $71.0 million.

A reconciliation of Adjusted EBITDA, a non-GAAP guidance measure, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the high variability and low visibility of certain income and expenses items that are excluded in calculating Adjusted EBITDA.

Conference Call Information

Management will host a conference call and live webcast to discuss the Company’s financial results and business outlook today at 4:30 p.m. EST/ 1:30 p.m. PST. Questions that investors would like to see asked during the call should be sent to ir@quotient.com.

To access the call, please dial (833) 227-5842, or outside the U.S. (647) 689-4069, with Conference ID# 9448188 at least five minutes prior to the 1:30 p.m. PST start time. The live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measure

Quotient has presented Adjusted EBITDA, a non-GAAP financial measure, in this press release, because it is a key measure used by Quotient’s management and Board of Directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget, to develop short and long-term operational plans, and to determine bonus payouts. In particular, Quotient believes that the exclusion of certain items of income and expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of its core business. Additionally, Adjusted EBITDA is a key financial metric used by the compensation committee of our Board of Directors in connection with the determination of compensation for our executive officers. Accordingly, Quotient believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating Quotient’s operating results in the same manner as Quotient’s management and Board of Directors.

Quotient defines Adjusted EBITDA as net income (loss) adjusted for interest expense, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, change in fair value of escrowed shares and contingent consideration, net, other income (expense) net, charges related to certain acquisition related costs, restructuring charges, and Enterprise Resource Planning (“ERP”) Software implementation costs. We exclude these items because we believe that these items do not reflect expected future operating expenses. Additionally, certain items are inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our current or past operating performance.

Quotient’s use of Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of Quotient’s financial results as reported under GAAP. Some of these limitations are:

  Although depreciation and amortization are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditure requirements; and
  Adjusted EBITDA does not reflect: (i) changes in, or cash requirements for, working capital needs; (ii) interest and tax payments that may represent a reduction in cash available to Quotient; (iii) the effects of stock-based compensation, amortization of acquired intangible assets, interest expense, other income (expense) net, provision for (benefit from) income taxes, change in fair value of escrowed shares and contingent consideration, net, charges related to certain acquisition related costs, restructuring charges, and ERP software implementation costs. Other companies, including companies in its industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

This non-GAAP financial measure is not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Because of these and other limitations, Adjusted EBITDA should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss), and Quotient’s other GAAP financial results.

For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation of Net Loss to Adjusted EBITDA” included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward looking statements in this press release include the Company’s current expectations with respect to revenues and Adjusted EBITDA for the second quarter and fiscal year 2019; the Company’s expectations for its solutions, partnerships, pricing strategies and platforms; the Company’s expectations regarding the future demand and behavior of consumers, retailers and CPGs; and the Company’s expectations with respect to its future investments and growth and ability to leverage its investments and operating expenses. Forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to generate positive cash flow and become profitable; the amount and timing of digital marketing spend by CPGs, which are affected by budget cycles, economic conditions and other factors; the Company’s ability to adapt to changing market conditions and data regulations, including the Company’s ability to adapt to changes in consumer habits and consumer data privacy concerns, the Company’s ability to negotiate fee arrangements with CPGs and retailers; the Company’s ability to maintain and expand the use by consumers of promotions and offers on its platforms; the Company’s ability to execute its media strategy; the Company’s ability to effectively manage its growth; the performance of the Company’s various solutions; the Company's ability to successfully integrate acquired companies into its business; the Company’s ability to develop and launch new services and features; CPGs’ receptivity to the Company’s packaged solutions; our expectations regarding growth drivers; and other factors identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K filed with the SEC on February 27, 2019 and future filings and reports by the Company, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise and does not assume responsibility for the accuracy and completeness of the forward-looking statements.

About Quotient Technology Inc.

Quotient Technology Inc. (NYSE: QUOT) is the leading CPG and retail marketing technology provider that delivers personalized digital promotions and ads to millions of shoppers daily. Quotient uses its proprietary Promotions, Media, Audience and Analytics Cloud Platforms and services to seamlessly target audiences, optimize performance, and deliver measurable, incremental sales for CPG and retail marketers. Quotient’s powerful suite of capabilities includes personalized digital coupons, retailer-aligned dynamic ad messaging, influencer-led social media, data analytics and audience management. Quotient’s audience data solution is powered by 100 million verified buyer audience, derived from its Retailer iQ partnerships. By combining technology, data and distribution, Quotient serves hundreds of CPGs, such as Clorox, Procter & Gamble, General Mills and Kellogg’s, and retailers like Albertsons Companies, CVS, Dollar General, Kroger and Walgreens. Founded in 1998, Quotient is based in Mountain View, Calif. with offices across the U.S., and internationally in Bangalore, Paris and London. Learn more at Quotient.com, and follow us on Twitter @Quotient.

Quotient, the Quotient logo, Retailer iQ, Retail Performance Media, Ahalogy and Elevaate, are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

Footnotes:
(1) eMarketer: Grocery Ecommerce 2019, Online Food and Beverage Sales Reach Inflection Point
(2) eMarketer: US CPG and Consumer Products Industry StatPack 2018, Digital Ad Spending Forecast and Trends

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$286,458	$302,028
Short-term investments	—	20,738
Accounts receivable, net	108,323	112,108
Prepaid expenses and other current assets	10,931	10,044
Total current assets	405,712	444,918
Property and equipment, net	15,379	15,579
Intangible assets, net	76,085	81,724
Goodwill	118,821	118,821
Other assets	8,628	1,311
Total assets	$624,625	$662,353
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,478	$17,060
Accrued compensation and benefits	8,099	13,107
Other current liabilities	42,797	53,255
Deferred revenues	9,807	8,686
Contingent consideration related to acquisitions	24,893	—
Total current liabilities	103,074	92,108
Other non-current liabilities	7,668	3,622
Contingent consideration related to acquisitions	7,133	28,963
Convertible senior notes, net	158,276	155,719
Deferred tax liabilities	1,854	1,854
Total liabilities	278,005	282,266

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	689,809	703,023
Accumulated other comprehensive loss	(814)	(844)
Accumulated deficit	(342,376)	(322,093)
Total stockholders’ equity	346,620	380,087
Total liabilities and stockholders’ equity	$624,625	$662,353

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenues	$98,107	$86,766
Costs and expenses:
Cost of revenues (1)	56,823	40,453
Sales and marketing (1)	25,523	23,830
Research and development (1)	10,370	12,626
General and administrative (1)	13,623	11,392
Change in fair value of escrowed shares and contingent consideration, net	3,062	7,350
Total costs and expenses	109,401	95,651
Loss from operations	(11,294)	(8,885)
Interest expense	(3,439)	(3,308)
Other income (expense), net	1,531	938
Loss before income taxes	(13,202)	(11,255)
Provision for income taxes	26	102
Net loss	$(13,228)	$(11,357)

Net loss per share, basic and diluted	$(0.14)	$(0.12)

Weighted-average shares used to compute net loss per share, basic and diluted	94,263	92,711

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended March 31,
	2019	2018
Cost of revenues	$602	$540
Sales and marketing	1,738	1,600
Research and development	1,366	1,827
General and administrative	4,342	3,829
Total stock-based compensation	$8,048	$7,796

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(13,228)	$(11,357)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,722	4,417
Stock-based compensation	8,048	7,796
Amortization of debt discount and issuance cost	2,558	2,425
Loss on disposal of property and equipment	3	2
Allowance for doubtful accounts	132	95
Deferred income taxes	25	102
Change in fair value of escrowed shares and contingent consideration, net	3,062	7,350
Changes in operating assets and liabilities:
Accounts receivable	3,652	(4,433)
Prepaid expenses and other current assets	(791)	(1,634)
Accounts payable and other current liabilities	2,418	(5,783)
Accrued compensation and benefits	(5,004)	(5,901)
Deferred revenues	1,121	668
Net cash provided by (used in) operating activities	9,718	(6,253)

Cash flows from investing activities:
Purchases of property and equipment	(1,994)	(1,713)
Purchases of intangible assets	(14,611)	—
Purchases of short-term investments	—	(25,721)
Proceeds from maturity of short-term investment	20,738	34,750
Net cash provided by investing activities	4,133	7,316

Cash flows from financing activities:
Proceeds from issuances of common stock under stock plans	1,443	1,675
Payments for taxes related to net share settlement of equity awards	(4,651)	(6,857)
Repurchases and retirement of common stock under share repurchase program	(26,134)	—
Principal payments on promissory note and capital lease obligations	(77)	(82)
Net cash used in financing activities	(29,419)	(5,264)
Effect of exchange rates on cash and cash equivalents	(2)	13
Net decrease in cash and cash equivalents	(15,570)	(4,188)
Cash and cash equivalents at beginning of period	302,028	334,635
Cash and cash equivalents at end of period	$286,458	$330,447

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND TRANSACTION DATA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Net loss	$(13,228)	$(11,357)
Adjustments:
Stock-based compensation	8,048	7,796
Depreciation, amortization and other (1)	8,544	5,619
Change in fair value of escrowed shares and contingent consideration, net	3,062	7,350
Interest expense	3,439	3,308
Other (income) expense, net	(1,531)	(938)
Provision for income taxes	26	102

Total adjustments	$21,588	$23,237

Adjusted EBITDA	$8,360	$11,880

Transactions (2)	944,849	1,027,297

(1) For the three months ended March 31, 2019, Other includes certain acquisition related costs of $0.8 million. For the three months ended March 31, 2018, Other includes ERP software implementation costs related to service agreements of $0.05 million and restructuring charges of $1.2 million.

(2) A transaction is any action that generates revenue, directly or indirectly, including per item transaction fees, revenue sharing fees, set up fees and volume-based fixed fees. Transactions exclude self-generated retailer offers where no revenue is received.

CONTACT:
Quotient Technology Inc.
Investor Relations Contact:
Stacie Clements, 650-605-4535
Vice President, Investor Relations
ir@quotient.com
or
Media Contact:
Phillip Sontag
press@quotient.com